THERMON REPORTS SECOND QUARTER FISCAL 2018 RESULTS

Thermon Announces Fiscal 2018 Second Quarter Revenue of $61.6 million and EPS of $0.15

SAN MARCOS, Texas, October 23, 2017 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the second quarter of the fiscal year ending March 31, 2018 ("Q2 2018").

Financial summary for Q2 2018 compared to the three months ended September 30, 2016 ("Q2 2017"):

•	Revenue of $61.6 million, a decrease of 10%

•	Backlog of $121.1 million vs. $85.7 million, growth of 41%

•	Orders of $72.6 million, a 23% increase

•	Gross margin of 50% vs. 42%

•	Fully diluted GAAP EPS and adjusted EPS are both $0.15 compared to $0.11 and $0.10, respectively

"We are pleased with our Q2 2018 operating results. While revenue was down from the prior year, orders during the quarter represented a 23% increase over Q2 2017 and backlog ended at a record level. Strong gross margins drove our bottom line results with net income of $4.8 million and fully diluted EPS of $0.15. We remain optimistic in our second half fiscal 2018 organic forecast and look forward to closing the previously announced acquisition of CCI Thermal Technologies, Inc. ('CCI') in the next few weeks,” said Bruce Thames, President and Chief Executive Officer.

During Q2 2018, the Company generated revenue of $61.6 million versus $68.8 million in Q2 2017, a decrease of $7.2 million or 10%. On a comparative basis, foreign currency translation effects positively impacted Q2 2018 revenue by $1.5 million or 2%. During Q2 2018, Greenfield and MRO/UE (facility maintenance, repair and operations and upgrade or expansion) revenue totaled 34% and 66% of revenue, respectively, compared to 36% and 64% in Q2 2017, respectively.

Gross margin during Q2 2018 was 50.2% compared to 42.0% in Q2 2017. Gross margin performance during the quarter was positively impacted by a higher concentration of MRO sales comprised primarily of Thermon's core manufactured products. Additionally, Greenfield sales generated modestly stronger margins due to a combination of favorable pricing, cost control and project execution.

Q2 2018 orders were $72.6 million versus $59.1 million in Q2 2017, an increase of $13.5 million or 23%. Q2 2018 backlog of $121.1 million represents a 41% increase over Q2 2017 backlog of $85.7 million.

Q2 2018 net income attributable to Thermon and GAAP EPS was $4.8 million or $0.15 per fully diluted common share compared to $3.5 million or $0.11 per fully diluted common share in Q2 2017. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted net income in Q2 2018 of $5.0 million and Adjusted EPS of $0.15 per fully diluted common share compared to $3.1 million and $0.10 per fully diluted common share in Q2 2017.

During the first six months of the fiscal year ending March 31, 2018 ("YTD 2018"), the Company generated revenue of $113.4 million compared to $132.2 million in the first six months of the fiscal year ended March 31, 2017 ("YTD 2017"), a decrease of $18.8 million or 14%.

YTD 2018 orders were $127.7 million versus $136.7 million in YTD 2017, a decrease of $9.0 million or 7%.

YTD 2018 net income attributable to Thermon and GAAP earnings per share were $5.3 million and $0.16 per fully diluted common share, respectively compared to $6.0 million and $0.19 per fully diluted common share, respectively in YTD 2017. After taking into account certain one-time charges (see table, Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS), the Company generated Adjusted Net Income in YTD 2018 of $5.5 million and Adjusted EPS of $0.17 per fully diluted common share compared to Adjusted Net Income of $5.7 million and Adjusted EPS of $0.17 per fully diluted common share during YTD 2017.

Outlook

We maintain our full year fiscal 2018 organic revenue guidance of low to mid single-digit decline as compared to fiscal 2017. Depending on the timing of the closing of the CCI acquisition, we expect inorganic revenue contribution of approximately $38 million to $41 million for the remainder of fiscal 2018.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer and Jay Peterson, Chief Financial Officer, will discuss Q2 2018 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow" and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before acquisition related contingent consideration accounted for as compensation, adjustments to our deferred tax liability for a tax rate change, and the income tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests and acquisition related contingent consideration accounted for as compensation. "Return on equity" for the three month periods ended September 30, 2017 and 2016, represents Adjusted EBITDA for each respective period that is multiplied by four to represent a full year's results, divided by the average of total equity at September 30 and March 31 for each respective period. We believe that the average total equity properly accounts for net income that occurred during the three and six months ended September 30, 2017 and 2016. "Free cash flow" represents cash provided by (used in) operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sale of land. Foreign currency impact on revenue is calculated by comparing actual current period revenue in U.S. Dollars to the theoretical U.S. Dollar revenue we would have achieved based on the weighted-average foreign exchange rates in effect in the comparative prior period for all applicable foreign currencies.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, other financial and operating information, comments about the intended acquisition of CCI, target leverage ratios, acquisition synergies, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "should," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) our ability to protect data and thwart potential cyber attacks; (x) a material disruption at any of our manufacturing facilities; (xi) our dependence on subcontractors and suppliers; (xii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xiii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiv) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; (xvi) risks risks related to the acquisition of CCI, including integration risks and failure to achieve the anticipated benefits of the acquisition; and (xvii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission on May 30, 2017. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Sarah Alexander

(512) 396-5801

Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Sales	$61,631	$68,812	$113,367	$132,208
Cost of sales	30,671	39,888	58,593	77,170
Gross profit	30,960	28,924	54,774	55,038
Operating expenses:
Marketing, general and administrative and engineering	19,574	19,309	38,106	37,511
Stock compensation expense	947	915	1,732	1,821
Amortization of other intangible assets	3,022	3,025	5,961	5,841
Income from operations	7,417	5,675	8,975	9,865
Interest income and expense, net	(463)	(666)	(1,023)	(1,372)
Debt cost amortization	(85)	(100)	(174)	(202)
Interest expense, net	(548)	(766)	(1,197)	(1,574)

Other income (expense)	(103)	(427)	(71)	(150)
Income before provision for taxes	6,766	4,482	7,707	8,141
Income tax expense	1,688	808	1,915	1,823
Net income	5,078	3,674	5,792	6,318

Income attributable to non-controlling interests	300	168	535	286
Net income attributable to Thermon	$4,778	$3,506	$5,257	$6,032

Net income per common share:
Basic income per share	$0.15	$0.11	$0.16	$0.19
Diluted income per share	$0.15	$0.11	$0.16	$0.19
Weighted-average shares used in computing net income per common share:
Basic common shares	32,408	32,278	32,413	32,256
Fully-diluted common shares	32,790	32,611	32,717	32,580

	September 30, 2017 (unaudited)	March 31, 2017
Cash and investments	$88,444	$87,628
Total debt	70,512	80,476
Total equity	332,870	312,502

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Six Months Ended September 30, 2017	Six Months Ended September 30, 2016
Net income attributable to Thermon	$4,778	$3,506	$5,257	$6,032
Interest expense, net	548	766	1,197	1,574
Income tax expense	1,688	808	1,915	1,823
Depreciation and amortization expense	4,892	4,524	9,543	8,754
EBITDA (non-GAAP basis)	$11,906	$9,604	$17,912	$18,183
Stock compensation expense	947	915	1,732	1,821
Non-controlling interests	300	168	535	286
Acquisition related expenses	339	—	339	—
Adjusted EBITDA (non-GAAP basis)	$13,492	$10,687	$20,518	$20,290

Adjusted EBITDA - Annualized for a full fiscal year (non-GAAP basis)	$53,968	$42,748	$41,036	$40,580

Average total equity for three and six month periods ended September 30, 2017 and 2016, respectively	$326,185	$303,765	$322,686	$302,174

Return on Equity (non-GAAP basis)	17%	14%	13%	13%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Six Months Ended September 30, 2017	Six Months Ended September 30, 2016	Adjustment to:

GAAP net income attributable to Thermon	$4,778	$3,506	$5,257	$6,032

Acquisition related expenses	339	—	339	—	Operating expense
Release of deferred tax liability	—	(379)	—	(379)	Income tax expense
Tax effect of non-tax adjustments	(85)	—	(85)	$—	Income tax expense
Adjusted net income (non-GAAP)	$5,032	$3,127	$5,511	$5,653

Adjusted fully-diluted earnings per common share (non-GAAP)	$0.15	$0.10	$0.17	$0.17

Fully-diluted common shares	32,790	32,611	32,717	32,580

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Six Months Ended September 30, 2017	Six Months Ended September 30, 2016
Cash provided by operating activities	$7,042	$9,254	$12,543	$2,220
Less: Cash used for purchases of property, plant and equipment	(3,082)	(1,805)	(4,887)	(3,814)
Plus: Sale of rental equipment	165	209	169	229
Plus: Proceeds from land sale	—	370	8	811
Free cash flow provided (used)	$4,125	$8,028	$7,833	$(554)